Exhibit 99.1

FERC Tax Policy Revisions Expected to be Immaterial to Tallgrass Energy

LEAWOOD, Kan.--(BUSINESS WIRE)-- Tallgrass Energy Partners, LP (NYSE: TEP) announced today that it does not expect policy revisions governing recovery of income taxes released today from the Federal Energy Regulatory Commission (FERC) to have a material impact on the company’s revenues.
“While we are in the process of reviewing the FERC orders, it’s important to note that the bulk of TEP’s revenues come from REX and Pony Express,” said Tallgrass Energy President and CEO David G. Dehaemers Jr. “Both REX and Pony Express have negotiated rate contracts, and we expect the ruling would have little to no impact on these revenues. While TIGT and Trailblazer both have some recourse rate contracts, we expect the impact to be immaterial to Tallgrass given the relative size of those businesses.”
About Tallgrass Energy

Tallgrass Energy is a family of companies that includes publicly traded partnerships Tallgrass Energy Partners, LP (NYSE:TEP) and Tallgrass Energy GP, LP (NYSE:TEGP). Operating across 11 states, Tallgrass is a growth-oriented midstream energy operator with transportation, storage, terminal, water, gathering and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.
To learn more, please visit at www.tallgrassenergy.com.
Cautionary Note Concerning Forward-Looking Statements
Disclosures in this press release contain forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expected impact to TEP of FERC’s policy revisions governing recovery of income taxes. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TEP, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TEP with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and TEP does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
Contacts

Tallgrass Energy Partners, LP
Investor and Financial Inquiries
Nate Lien, 913-928-6012
investor.relations@tallgrassenergylp.com
or
Media and Trade Inquiries
Phyllis Hammond, 303-763-3568
media.relations@tallgrassenergylp.com